UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street

Suite 415

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 274-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2015, Sarepta Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of 3,250,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a price to the public of $39.00 per share (the “Offering Price”), less underwriting discounts and commissions. The net proceeds to the Company from the sale of the Common Stock, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, will be approximately $120.0 million. The Offering is expected to close on October 9, 2015, subject to the satisfaction of customary closing conditions. The Company has also granted the Underwriters a 30-day option to purchase up to an additional 487,500 shares of Common Stock offered in the public offering at the Offering Price.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3, as amended (File No. 333-184807), including the prospectus dated May 5, 2015, as supplemented by a prospectus supplement dated October 6, 2015.

The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein. The opinion of Ropes & Gray LLP relating to the validity of the shares to be issued in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.02 Results of Operations and Financial Condition.

The information in this report furnished pursuant to Items 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It will only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Items 2.02 of this report.

In connection with the Offering, the Company disclosed that it estimates that its cash, cash equivalents and invested cash as of September 30, 2015 was approximately $111.4 million, consisting of approximately $55.8 million of cash and cash equivalents, approximately $44.1 million of short term investments and approximately $11.5 million of restricted investments. The Company has not yet closed its books for the third quarter ended September 30, 2015, and its independent registered public accounting firm has not completed its review of financials for the third quarter of 2015. The Company’s reported financial position in its Quarterly Report for the quarter ended September 30, 2015, may differ materially from these estimates following completion of the Company’s financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the Company’s third quarter are finalized.

Item 8.01	Other Events.

On October 5, 2015, the Company issued a press release announcing the Offering and on October 6, 2015, the Company issued a press release announcing the pricing of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of October 6, 2015, among Sarepta Therapeutics, Inc. and Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

99.1	Press release dated October 5, 2015

99.2	Press release dated October 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Edward M. Kaye
Edward M. Kaye, M.D.
Interim Chief Executive Officer, Senior Vice President and Chief Medical Officer

Date: October 6, 2015

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of October 6, 2015, among Sarepta Therapeutics, Inc. and Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

99.1	Press release dated October 5, 2015

99.2	Press release dated October 6, 2015